Exhibit 10.1

Bank of America Logo

AMENDMENT NO. 3 TO LOAN AGREEMENT

This Amendment No. 3 (the “Amendment”) dated as of March 28, 2008, is between Bank of America, N.A. (the “Bank”) and K-Swiss Inc. (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of June 1, 2005 (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1	Paragraph number 7.3, entitled “Tangible Net Worth” is hereby deleted in its entirety.

2.2	Paragraph number 7.4, entitled “Minimum EBITDA” is hereby deleted in its entirety.

2.3	In paragraph number 7.5, entitled “Dividends and Stock Redemptions,” the amount “One Hundred Million and 00/100 Dollars ($100,000,000.00)” is changed to “One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00)”.

2.4	The following paragraph number 7.21 is hereby added:

“7.21 Unencumbered Liquid Assets. To maintain Unencumbered Liquid Assets having an aggregate market value of not less than One Hundred Million and 00/100 Dollars ($100,000,000.00) at all times.

“Unencumbered Liquid Assets” means the following assets less revolver outstanding (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have his claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, and (ii) may be converted to cash within five (5) days:

(a) Cash or cash equivalents held in the United States;

(b) United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America;

(c) Commercial paper rated P-1 or A1 by Moody’s or S&P, respectively;

(d) Medium and long-term securities rated investment grade by one of the rating agencies described in (c) above;

(e) Eligible Stocks;

(f) Mutual funds quoted in The Wall Street Journal which invest primarily in the assets described in (a) – (e) above.

“Eligible Stocks” includes any common or preferred stock which (i) is not subject to statutory or contractual restrictions on sales, (ii) is traded on a U. S. national stock exchange or included in the National Market tier of NASDAQ and (iii) has, as of the close of trading on the applicable exchange (excluding after hours trading), a per share price of at least Fifteen Dollars ($15).

The Borrower will provide the Bank a Form U-1 Purpose Statement, confirming that none of the proceeds of the loan will be used to buy or carry any margin stock.”

2.5	The following paragraph number 7.22 is hereby added:

“7.22 Profitability. To maintain on a consolidated basis a positive net income after taxes and extraordinary items. This covenant shall be measured quarterly on a rolling 12 months basis.”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the Borrower’s organizational papers.

4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK:

Bank of America, N.A.

By:	/s/ Craig McGuire
Name:	Craig McGuire
Title:	Senior Vice President

BORROWER(S):

K-Swiss Inc.

By:	/s/ Steven Nichols
Name:	Steven Nichols
Title:	Chairman of the Board, President & CEO